Exhibit 99.2

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE
January 13, 2021

Contact: Nelli Madden 732-577-9997

UMH PROPERTIES, INC. ANNOUNCES DIVIDEND INCREASE

FREEHOLD, NJ, January 13, 2021…...........On January 13, 2021, UMH Properties, Inc. (NYSE:UMH) announced today that its Board of Directors approved a 6% increase in the Company’s quarterly common stock dividend, raising it from $0.18 per share to $0.19 per share. The dividend is payable March 15, 2021, to shareholders of record at the close of business on February 16, 2021. This represents an annual dividend rate of $0.76 per share.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 125 manufactured home communities containing approximately 23,600 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan and Alabama. In addition, the Company owns a portfolio of REIT securities.

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A NYSE Company: Symbol - UMH

since 1968